UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2010 (June 30, 2010)

CommonWealth REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices) (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

HRPT Properties Trust

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.         Material Modification to Rights of Security Holders.

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on June 14, 2010, our board of trustees approved a change of our name from “HRPT Properties Trust” to “CommonWealth REIT” and a reverse stock split that resulted in a four for one combination of our common shares of beneficial interest, $0.01 par value per share, or the reverse stock split.  On June 30, 2010, we filed articles of amendment to our declaration of trust with the State Department of Assessments and Taxation of Maryland in order to effect the name change and the reverse stock split after the close of business on that date.  Effective concurrently with the amendment to our declaration of trust, our bylaws were also amended to reflect the name change.

The reverse stock split caused every four (4) of our common shares that were issued and outstanding as of June 30, 2010, to be automatically combined into one (1) issued and outstanding common share.  The par value of the combined common shares was adjusted to remain at $0.01 per share, and we issued fractional shares where applicable to holders of record of common shares.  The reverse stock split affected all record holders of our common shares uniformly and did not affect any record shareholder’s percentage ownership interest in us.

The reverse stock split reduced the number of our issued and outstanding common shares from 258,385,241 to 64,596,310.25.  The number of our authorized common shares did not change.

As a result of the reverse stock split, the conversion rate of our 15,180,000 outstanding series D cumulative convertible preferred shares, or series D preferred shares, automatically changed from 1.9231 common shares per series D preferred share to 0.480775 common share per series D preferred share (the equivalent of a change in conversion price from $13.00 per common share to $52.00 per common share).

Pursuant to the terms of our shareholders’ rights plan, or the plan, as adopted in October 1994 and renewed in March 2004, we had distributed one junior participating preferred share purchase right, or right, in respect of each of our common shares.  Rights were initially and on the date hereof remain attached to common shares and, until they become exercisable, will be evidenced by the certificates for common shares, if any, and will be transferred with and only with such common shares.  Immediately prior to the reverse stock split, each right entitled the holder to buy 1/100th of a junior participating preferred share (or in certain circumstances, to receive cash, property, common shares or our other securities) at the applicable exercise price and upon the other terms and subject to the conditions set forth in the plan.  By reason of adjustments provided for under the plan, immediately after giving effect to the reverse stock split, one right continued to be attached to each combined common share, but each right entitles the holder to buy 4/100th of a junior participating preferred share (or in certain circumstances, to receive cash, property, common shares or our other securities) at the applicable exercise price and upon the other terms and subject to the conditions set forth in the plan.  For the avoidance of doubt, the rights are not currently exercisable and are exercisable only in accordance with the terms of the plan.  The terms and conditions of the plan and the rights are set forth in the Renewed Rights Agreement, dated March 10, 2004, between us and Wells Fargo, N.A., as successor rights agent.  The description of certain of those terms and conditions contained in this paragraph is not complete and is subject to and qualified in its entirety by reference to such Renewed Rights Agreement, a copy of which is filed as Exhibit 4.1 to our Current Report on Form 8-K dated March 10, 2004, and incorporated herein by reference.

The foregoing descriptions of the amendments to our declaration of trust and bylaws are not complete and are subject to and qualified in their entirety by reference to the amended declaration of trust, a copy of which is attached hereto as Exhibit 3.3, and the amended bylaws, a copy of which is attached hereto as Exhibit 3.5, both of which are incorporated herein by reference. In addition, marked copies of the amended declaration of trust and the amended bylaws indicating changes made to these documents, as they existed immediately prior to the adoption of these amendments, are attached as Exhibit 3.4 and Exhibit 3.6, respectively.

Item 8.01.         Other Events.

A.            New Trading Symbols.

On July 1, 2010, our combined common shares and other securities currently traded on the New York Stock Exchange commenced trading under new symbols, as follows:

Symbol
Common Shares of Beneficial Interest, $0.01 par value per share	CWH

8 3/4% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	CWH-PB

7 1/8% Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	CWH-PC

6 1/2% Series D Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share	CWH-PD

7.50% Senior Notes due 2019	CWHN

B.            Selected Financial Data.

Exhibit 99.1 to this report, which is incorporated herein by reference, contains certain selected financial data, including a restatement of our weighted average common shares outstanding and our per share amounts, that revise the historical audited selected financial data as of and for our fiscal years ended December 31, 2009, 2008, 2007, 2006 and 2005 contained in Item 6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, or our 2009 annual report, captioned “Selected Financial Data”, to give effect to the reverse stock split.

C.            Supplemental Federal Income Tax Considerations.

Reverse stock split.

The following summary is a discussion of material United States federal income tax consequences of the reverse stock split.  This summary is based upon the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and existing and proposed Treasury regulations now in effect, all of which are subject to change or differing interpretations, in each case possibly with retroactive effect.  We have not sought a ruling from the Internal Revenue Service, or IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. The discussion below deals only with common shares that are held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, dealers in securities or currencies, persons other than United States persons, United States expatriates, persons using a mark-to-market method of accounting for United States federal income tax purposes, or persons holding shares in a tax-deferred or tax-advantaged account, as a position in a straddle, or as part of a hedge, conversion transaction, constructive sale transaction, or constructive ownership transaction for federal income tax purposes. Further, the summary does not address all of the tax consequences that may be relevant to a shareholder exchanging pre-combination common shares for post-combination common shares pursuant to the reverse stock split, including the United States federal estate, gift or generation-skipping transfer tax consequences or any state, local or foreign tax consequences of the reverse stock split.

The reverse stock split is a tax-free recapitalization to us and to our common shareholders pursuant to Section 368(a)(1)(E) of the Code.  Thus, no shareholder will recognize any gain or loss for federal income tax purposes as a result of surrendering pre-combination common shares in exchange for post-combination common shares pursuant to the reverse stock split.  The holding period of the post-combination common shares received by a shareholder pursuant to the reverse stock split will include the holding period of the pre-combination common shares surrendered therefor, provided that the surrendered pre-combination common shares are held as a capital asset on the date of the split.  The aggregate tax basis of the post-combination common shares received by a shareholder pursuant to the reverse stock split will equal the aggregate tax basis of the pre-combination common shares surrendered therefor.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

Reporting obligations of certain non-U.S. entities.

The following summary supplements and updates the more detailed description of the federal income tax considerations contained in the section of Item 1 of our 2009 annual report captioned “Federal Income Tax Considerations”:

In addition to those matters discussed in our 2009 annual report, and effective generally after December 31, 2012, the Hiring Incentives to Restore Employment Act (P.L. 111-147, 3/18/2010)

increases the reporting obligations of non-U.S. financial institutions and other non-U.S. entities for purposes of identifying accounts and investments held directly or indirectly by United States persons, and the failure to comply will trigger a 30% withholding tax on certain dividends and related payments to these non-U.S. persons.

Item 9.01.  Financial Statements and Exhibits.

We hereby file the following exhibits:

(d)           Exhibits

3.1          Articles of Amendment dated June 30, 2010.

3.2          Articles of Amendment dated June 30, 2010.

3.3          Composite Copy of Third Amendment and Restatement of Declaration of Trust, dated July 1, 1994, as amended.

3.4          Composite Copy of Third Amendment and Restatement of Declaration of Trust, dated July 1, 1994, as amended. (marked)

3.5          Composite Copy of Amended and Restated Bylaws, as amended.

3.6          Composite Copy of Amended and Restated Bylaws, as amended. (marked)

99.1        Selected Financial Data as of and for the years ended December 31, 2009, 2008, 2007, 2006 and 2005, revised to reflect a four for one reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CommonWealth REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Dated:  July 6, 2010